UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 9, 2025
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Teladoc Health, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-37477 (Commission File Number)	04-3705970 (I.R.S. Employer Identification Number)
155 E 44th Street Suite 1700 New York, NY 10017
(Address of principal executive offices and zip code)
(203) 635-2002
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.001 per share	TDOC	The New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 9, 2025, Teladoc Health, Inc. (the "Company" or "we") amended its 2023 Employment Inducement Incentive Award Plan (as amended, the “2023 Inducement Plan”) solely to increase the number of shares of common stock, par value $0.001 per share (“Common Stock”), reserved for issuance under the 2023 Inducement Plan by 1,780,000 shares, to a new total of 7,280,000 shares of Common Stock. The amendment to the Inducement Plan is filed as Exhibit 10.1 hereto and incorporated herein by reference. As previously disclosed, the 2023 Inducement Plan was adopted by the Board without stockholder approval pursuant to NYSE Rule 303A.08.

Item 9.01.    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description
10.1	Third Amendment to Teladoc Health, Inc. 2023 Employment Inducement Award Plan.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2025

Teladoc Health, Inc.

By:	/s/ Adam C. Vandervoort
Name:	Adam C. Vandervoort
Title:	Chief Legal Officer and Secretary